SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 14, 2008 (October 8, 2008)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3	Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 8, 2008, VirtualScopics, Inc. (the "Company") received a decision letter from the Nasdaq Listing Qualifications Panel (the "Panel") granting the Company's request for continued listing on The NASDAQ Stock Market ("NASDAQ") provided that on or before February 3, 2009, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days. The Panel noted that the February 3, 2009, exception date represents the full extent of the Panel's authority to grant an exception pursuant to Marketplace Rule 4802(b). Should the Company be unable to meet the exception deadline, the Panel will issue a final determination to delist the Company's shares and, unless the Nasdaq Listing and Hearings Review Counsel issues a stay, will suspend trading of the Company's shares on the NASDAQ Stock Market effective on the second business day from the date of the final determination.

The Company must provide prompt notification to the Panel of any significant events that occur prior to February 3, 2009 that may call into question the Company's ability to maintain compliance with the listing requirements of NASDAQ. The extension granted by the Panel is subject to the Company's continued compliance with all requirements for continued listing on the NASDAQ Capital Market.

The Company previously disclosed on Form 8-K that on August 7, 2008, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market stating that the Company had not regained compliance with the $1.00 minimum closing bid price requirement set forth in Marketplace Rule 4310(c)(4). The staff determination letter further stated that the Company's common stock would be delisted from the NASDAQ Capital Market on August 18, 2008, unless the Company requested a hearing to appeal the determination to delist its common stock to a NASDAQ Listing Qualifications Panel.

In August 2008, the Company requested a hearing before the Panel to address the minimum bid price deficiency, which was held on September 18, 2008. At the hearing, the Company presented a plan of compliance, consisting of a reverse stock split, for its continued listing on the NASDAQ Capital Market. The plan involved a request for additional time, not to exceed 180 days from August 6, 2008, for the Company to regain compliance without effecting a reverse stock split, provided that if the Company does not achieve compliance by a certain date within the extended cure period, the Company will effect a reverse stock split.

There can be no assurance that the Company will maintain compliance with the continued listing requirements of the NASDAQ or achieve the minimum bid price of $1.00 for a minimum of ten consecutive trading days.

The full text of VirtualScopics’ press release concerning its receipt of the letter from NASDAQ granting the Company's request to remain listed on NASDAQ is furnished with this report as Exhibit 99.1.

(d) Exhibits
99.1	Press Release dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: October 14, 2008	By:	/s/ Molly Henderson
Name: Molly Henderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 9, 2008